Exhibit 99.2

BDCA Venture (f/k/a Keating Capital) Reports Second Quarter 2014 Results

  Portfolio company TrueCar completes $70 million IPO
  Makes $3.0 million investment in new portfolio company Centrify Corporation
  Sees net increase in unrealized appreciation of $0.24 per share
  Makes second quarter distribution of $0.10 per share; paid on June 17, 2014
  Reports NAV of $7.32, a decrease of $0.02 from March 31, 2014

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--July 28, 2014--BDCA Venture, Inc., a closed-end fund that has elected to be regulated as a business development company under the Investment Company Act of 1940 and formerly known as Keating Capital, Inc. (“BDCA Venture”) (Nasdaq: BDCV), announced today operating and financial results for the three months ended June 30, 2014.

Management Commentary

“Despite the fact that 31% of our $71.6 million of net assets as of June 30, 2014 consisted of either cash ($9.8 million, 14%) or publicly traded securities ($11.9 million, 17%), our quarter-end stock price of $5.91 reflected a 19% discount to the net asset value of $7.32,” stated Timothy J. Keating, CEO of BDCA Venture, Inc. “Based on our current discount to NAV, our Board of Directors has been, and will continue to be, committed to instituting programs and policies designed to narrow, or ideally eliminate, any discount to NAV. In light of the stock price discount to our NAV of 19% as of June 30, 2014, our Board of Directors has authorized management to assess various programs and policies, and recommend a plan to address this discount. Such plan may include repurchases of our common stock up to $5 million,” added Mr. Keating.

Second Quarter 2014 Portfolio Activity and Analysis

Portfolio Company IPO

TrueCar, Inc., a portfolio company, completed the pricing of its initial public offering of 7,775,000 shares of common stock at a price to the public of $9.00 per share on May 15, 2014. The shares began trading on the Nasdaq Global Select Market under the ticker symbol "TRUE" on May 16, 2014.

Goldman, Sachs & Co., J.P. Morgan Securities LLC and RBC Capital Markets, LLC acted as joint book-running managers for the offering. Cowen & Company, LLC and JMP Securities, LLC acted as co-managers for the offering.

Founded in 2005 and based in Santa Monica, California, TrueCar empowers car buyers by giving them transparent insight into what others actually paid, upfront pricing info, a guaranteed savings certificate, and a connection to a trusted TrueCar Certified Dealer to seamlessly complete the car purchase.

On September 26, 2011, BDCA Venture purchased 377,358 shares of TrueCar’s common stock for $7.95 per share (after giving effect for a two-for-three reverse stock split before the IPO), for a total investment of $3 million. Based on a closing stock price of $14.78 as of June 30, 2014, TrueCar’s common stock had a value of approximately $5.0 million, after giving effect to a 10% discount for lack of marketability, representing 1.7x our initial investment cost.

New Portfolio Company Investment

On May 16, 2014, BDCA Venture completed a $3 million Series E convertible preferred stock investment in Centrify Corporation.

Founded in 2004, and headquartered in Santa Clara, California, Centrify provides identity management software that allows users to access data center, cloud, and mobile devices and applications with a single sign-on. According to Centrify, more than 5,000 customers, including approximately half of the Fortune 50 companies, have deployed Centrify’s software to unify their identity infrastructures and improve network security.

As of June 30, 2014, BDCA Venture was fully invested and, unless additional capital is raised or existing investments are sold, there is limited capital available to make additional portfolio company investments other than follow-on investments in existing portfolio companies.

Additional Investments in Existing Portfolio Companies

Investment activity during the three months ended June 30, 2014 included the following:

  BDCA Venture invested a total of $199,414 in the second and third tranche closings of subordinated convertible bridge notes of an existing portfolio company, Agilyx Corporation.
  BDCA Venture invested $999,997 in the Series F convertible preferred stock financing of Stoke, Inc., an existing portfolio company. In connection with this financing, BDCA Venture exchanged all of the shares of common stock that it held in Stoke for shares of Series F convertible preferred stock. BDCA Venture also received warrants to purchase shares of Series F convertible preferred stock at an exercise price of $0.01 per share.
  BDCA Venture invested $54,280 in the Series F convertible preferred stock financing of Suniva, Inc., an existing portfolio company.

Portfolio Analysis

BDCA Venture holds investments in 18 portfolio companies (three public, 15 private companies) with a fair value of $64.3 million and $9.8 million in cash and cash equivalents.

As of June 30, 2014, the net unrealized appreciation of BDCA Venture’s portfolio was $6.0 million, consisting of: (i) 11 portfolio company investments with aggregate unrealized appreciation of $15.5 million, and (ii) seven portfolio company investments with aggregate unrealized depreciation of $9.5 million. The unrealized appreciation (depreciation) of each of BDCA Venture’s portfolio companies as of June 30, 2014, is set forth in the table below.

	June 30, 2014

			Unrealized
		Fair	Appreciation
Portfolio Company	Cost	Value	(Depreciation)

Xtime, Inc.	$3,000,000	$6,650,000	$3,650,000
SilkRoad, Inc.	6,068,932	8,670,000	2,601,068
Metabolon, Inc.	4,000,000	6,140,000	2,140,000
TrueCar, Inc.	2,999,996	5,019,616	2,019,620
Zoosk, Inc.	2,999,999	4,480,000	1,480,001
Deem, Inc.	3,000,000	4,440,000	1,440,000
Millennial Media, Inc.	3,333,332	4,083,864	750,532
Mode Media Corporation	4,999,999	5,750,000	750,001
Kabam, Inc.	1,328,860	1,930,000	601,140
MBA Polymers, Inc.	2,000,000	2,090,000	90,000
Centrify Corporation	2,999,999	2,999,999	-
Livescribe, Inc.	606,187	-	(606,187)
Harvest Power, Inc.	2,499,999	1,850,000	(649,999)
Suniva, Inc.	2,554,287	1,550,000	(1,004,287)
Tremor Video, Inc.	4,000,001	2,831,995	(1,168,006)
BrightSource Energy, Inc.	3,122,735	1,635,604	(1,487,131)
Stoke, Inc.	4,499,997	2,650,000	(1,849,997)
Agilyx Corporation	4,332,615	1,550,000	(2,782,615)

Total	$58,346,938	$64,321,078	$5,974,140

First and Second Quarter 2014 Dividends

On February 20, 2014, BDCA Venture’s Board of Directors declared a dividend of $0.10 per share payable on April 14, 2014 and June 17, 2014, to common stockholders of record on March 6, 2014 and May 8, 2014, respectively. Stockholders had the option to receive payment of these dividends in cash or in shares of BDCA Venture’s common stock, provided that the aggregate cash payable to all stockholders for each dividend was limited to 25% of the aggregate dividend amount.

Based on stockholder elections, the April 14, 2014 dividend consisted of $238,722 in cash and 119,157 shares of common stock, or 1.2% of the outstanding common stock prior to the dividend payment, and the June 17, 2014 dividend consisted of $241,701 in cash and 118,542 shares of common stock, or 1.2% of the outstanding common stock prior to the dividend payment.

For both the April and June 2014 dividend payments, the amount of cash elected to be received by stockholders was greater than the cash limit of 25% of the aggregate dividend amount, thus resulting in the payment of a combination of cash and stock to stockholders who elected to receive cash.

The number of shares of common stock comprising the stock portion of the April 14, 2014 dividend was calculated based on a price of $6.0103 per share, which equaled the volume weighted average trading price per share of the common stock on April 7, 8 and 9, 2014, and which represented a 18.1% discount to BDCA Venture’s net asset value of $7.34 as of March 31, 2014.

The number of shares of common stock comprising the stock portion of the June 17, 2014 dividend was calculated based on a price of $6.1169 per share, which equaled the volume weighted average trading price per share of the common stock on June 10, 11 and 12, 2014, and which represented a 16.7% discount to BDCA Venture’s net asset value of $7.34 as of March 31, 2014.

As of June 30, 2014, the dividend yield on BDCA Venture’s common stock for the 12 months ended June 30, 2014 was 7.6%, which is calculated as the total dividends of $0.45 per share declared by BDCA Venture’s Board of Directors for such period divided by the $5.91 per share closing stock price as of June 30, 2014. Since its first distribution in 2011, BDCA Venture has now distributed a total of $0.85 per share to its stockholders.

Quarterly Distribution Policy

On February 20, 2014, BDCA Venture’s Board of Directors adopted a quarterly distribution policy where it intends to pay regular quarterly distributions to its stockholders based on estimated net capital gains for a given calendar year.

During the six months ended June 30, 2014, BDCA Venture had net realized gains of approximately $1.3 million and paid first and second quarter 2014 dividends totaling $1.9 million. The tax attributes of distributions are determined as of the end of the calendar year based upon the net realized gains for the full year and distributions paid during the full year. Therefore, a determination of tax attributes made on a quarterly basis may not be representative of the actual tax attributes of distributions for a full year.

If BDCA Venture determined the tax attributes of the first and second quarter 2014 distributions as of June 30, 2014, 67% of the total distribution, or $1.3 million, would be from long-term realized gains, none of the total distribution would be from ordinary income, and 33% of the total distribution, or $0.6 million, would be a return of capital.

In accordance with the quarterly distribution policy, on February 20, 2014, BDCA Venture’s Board of Directors also declared a regular distribution for the third quarter of 2014 in the amount of $0.10 per share. The record and payment dates for this distribution are as follows:

Regular Distributions	Amount per Share	Record Date	Payment Date
Third Quarter	$0.10	August 11, 2014	September 18, 2014

This quarterly distribution will be paid in cash or common stock at the election of stockholders, subject to a limitation that no more than 25% of the aggregate distribution will be paid in cash with the remainder paid in shares of our common stock. Election forms for the third quarter 2014 distribution are expected to be sent to registered stockholders on or about August 19, 2014. However, stockholders who hold their shares in street name should contact their broker to make an election.

Results of Operations and Balance Sheet

Decrease in Net Asset Value for the Second Quarter

As of June 30, 2014, the total fair value of BDCA Venture’s 18 portfolio company investments was $64.3 million. BDCA Venture also had cash and cash equivalents of $9.8 million, or $1.01 per share. Net assets at June 30, 2014 were $71.6 million, or $7.32 per share, a decline of $0.02 per share during the second quarter.

The components that typically drive the changes in net asset value (“NAV”) each quarter are: (i) net investment losses, effectively BDCA Venture’s operating expenses, (ii) realized gains/losses on portfolio company dispositions, (iii) the change in unrealized appreciation/depreciation on portfolio company investments, and (iv) distributions paid to stockholders or capital transactions. During the three months ended June 30, 2014:

  BDCA Venture had net investment loss—effectively BDCA Venture’s operating expenses (including base management fees and accrued incentive fees)—of approximately $1.2 million, or $0.12 per share. Operating expenses, excluding base management fees ($369,000) and incentive fees ($465,000), were approximately $397,000 in the second quarter. The incentive fee expense during the second quarter resulted from a net increase in unrealized appreciation of approximately $2.3 million during the quarter.
  BDCA Venture had no realized gains or losses during the second quarter since it did not dispose of any portfolio company positions during the quarter.
  BDCA Venture had a net increase in unrealized appreciation on its portfolio company investments of approximately $2.3 million, or $0.24 per share, as a result of the following:
    Write-ups during the quarter of approximately $5.4 million in eight portfolio companies.
    Write-downs during the quarter of approximately $3.1 million in six portfolio companies.
    A total of four portfolio companies had no increase or decrease in unrealized appreciation (depreciation) during the quarter.
  BDCA Venture’s NAV decreased by $0.14 per share as a result of the second quarter 2014 dividend ($0.10 per share) and the dilutive effect of stock dividend distributions paid in the second quarter ($0.04 per share).

The following table details the change in net asset value for the three and six months ended June 30, 2014.

BDCA Venture, Inc. f/k/a Keating Capital, Inc.
Change in Net Asset Value

	Three Months Ended		Six Months Ended
	June 30, 2014		June 30, 2014
	Amount	Per Share	Amount	Per Share

Net Asset Value, Beginning of Period (2)	$70,051,313	$7.34	$73,039,470	$7.65

Components of the Change in Net Asset Value:
Net Investment Loss (1)	(1,203,888)	(0.12)	(1,770,563)	(0.18)
Net Realized Gain on Investments (1)	-	-	1,285,846	0.13
Net Increase (Decrease) in Unrealized Appreciation on Investments (1)	2,324,516	0.24	(427,922)	(0.04)
Stockholder Distributions	(966,806)	(0.10)	(1,921,696)	(0.20)
Capital Stock Transactions (3)	1,441,273	(0.04)	1,441,273	(0.04)
Subtotal - Change in Net Asset Value	1,595,095	(0.02)	(1,393,062)	(0.33)

Net Asset Value, End of Period (2)	$71,646,408	$7.32	$71,646,408	$7.32
(1)	Per share data based on weighted average common shares outstanding during the period.
(2)	Per share data based on total common shares outstanding at the beginning and end of the corresponding period.
(3)	Represents the dilutive effect of issuing common stock below net asset value per share during the period in connection with the payment of stock dividend distributions during the period.

Other Information

The following are attached to this press release:

  BDCA Venture’s unaudited statement of assets and liabilities as of June 30, 2014 and December 31, 2013; and
  BDCA Venture’s unaudited statement of operations for the three and six months ended June 30, 2014 and 2013.

Stockholder Call

BDCA Venture will host an earnings call on Monday, July 28, 2014, at 4:00 p.m. Eastern Time to review financial results for the second quarter ending June 30, 2014.

BDCA Venture invites stockholders, analysts and interested parties to attend the call. You may pre-register here, and participate in the call by dialing (800) 754-1336.

A slide presentation will accompany the earnings call and will be available on BDCA Venture’s website at www.BDCV.com.

An archived audio replay of the call together with the slide presentation will be available within approximately three hours after completion of the call at http://ir.keatingcapital.com/events-calendar. This archived recording will be available until BDCA Venture’s next quarterly conference call which has been tentatively scheduled for Monday, October 27, 2014.

About BDCA Venture, Inc.

BDCA Venture, Inc. (www.BDCV.com) is a closed-end fund regulated as a business development company under the Investment Company Act of 1940 that specializes in making pre-IPO investments in emerging growth companies that are committed to and capable of becoming public. BDCA Venture provides investors with the ability to participate in a publicly traded fund that allows its stockholders to share in the potential value accretion that BDCA Venture believes typically occurs once a company transforms from private to public status. BDCA Venture’s shares are listed on Nasdaq under the ticker symbol “BDCV.”

For additional information about our name and ticker symbol change, please visit our website at www.BDCV.com.

Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect BDCA Venture’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in BDCA Venture’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to BDCA Venture’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, BDCA Venture undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to BDCA Venture’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

BDCA Venture, Inc. f/k/a Keating Capital, Inc.
Statements of Assets and Liabilities
(Unaudited)
	June 30,	December 31,
	2014	2013

Assets
Investments in portfolio company securities at fair value:
Non-control/non-affiliate investments:
Private portfolio companies
(Cost: $44,013,609 and $42,574,747, respectively)	$46,245,603	$44,282,569
Publicly-traded portfolio companies
(Cost: $10,333,329 and $8,999,996, respectively)	11,935,475	11,554,236
Affiliate investments:
Private portfolio companies
(Cost: $4,000,000 and $4,000,000, respectively)	6,140,000	6,140,000
Total, investments in portfolio company securities at fair value	64,321,078	61,976,805
(Cost: $58,346,938 and $55,574,743, respectively)

Cash and cash equivalents	9,841,180	13,537,328
Prepaid expenses and other assets	42,234	102,421
Due from related parties	97,866	-

Total assets	$74,302,358	$75,616,554

Liabilities
Base management fees payable to investment adviser	$122,038	$126,515
Accrued incentive fees payable to investment adviser	2,388,474	2,216,888
Administrative expenses payable to investment adviser	54,357	51,755
Accounts payable	87,350	47,709
Dividends payable	-	104,072
Accrued expenses and other liabilities	3,731	30,145

Total liabilities	2,655,950	2,577,084

Net assets
Common stock, $0.001 par value; 200,000,000 authorized; 10,235,042 and
9,997,343 shares issued, respectively	$10,235	$9,997
Additional paid-in capital	73,247,928	71,806,893
Treasury stock, at cost, 448,441 and 448,441 shares held, respectively	(2,962,594)	(2,962,594)
Accumulated net investment loss	(3,987,451)	(2,216,888)
Accumulated distributions in excess of net realized gains on investments	(635,850)	-
Net unrealized appreciation on investments	5,974,140	6,402,062

Total net assets	$71,646,408	$73,039,470

Total liabilities and net assets	$74,302,358	$75,616,554

Net asset value per share (on 9,786,601 and 9,548,902 shares
outstanding, respectively)	$7.32	$7.65

BDCA Venture, Inc. f/k/a Keating Capital, Inc.
Statements of Operations
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013

Investment income
Interest from portfolio company investments
Non-control/non-affiliate investments	$26,373	$-	$52,225	$-
Interest and dividends from cash and cash equivalents	602	844	1,314	1,244

Total investment income	26,975	844	53,539	1,244

Operating expenses
Base management fees	368,542	368,882	741,446	735,431
Incentive fees	464,904	266,924	171,586	518,339
Administrative expenses allocated from investment adviser	163,541	162,517	328,304	336,764
Legal and professional fees	24,623	289,485	189,149	485,557
Directors fees	25,000	40,000	50,000	80,000
Stock transfer agent fees	13,052	12,735	25,908	32,057
Custody fees	1,500	1,500	3,000	3,000
Public and investor relations expenses	39,632	2,156	55,799	50,758
Marketing and advertising expenses	11,450	5,416	32,347	10,177
Printing and production expenses	18,154	7,523	27,682	62,726
Postage and fulfillment expenses	13,620	8,060	22,073	31,971
Travel expenses	22,494	20,552	48,054	58,430
General and administrative expenses	64,351	140,560	128,754	222,164

Total operating expenses	1,230,863	1,326,310	1,824,102	2,627,374

Net investment loss	(1,203,888)	(1,325,466)	(1,770,563)	(2,626,130)

Net realized gain on investments
Non-control/non-affiliate investments	-	3,724,861	1,285,846	3,724,861
Affiliate investments	-	675,317	-	675,317

Total net realized gain on investments	-	4,400,178	1,285,846	4,400,178

Net change in unrealized appreciation (depreciation) on investments
Non-control/non-affiliate investments	2,324,516	(2,203,637)	(427,922)	(518,560)
Affiliate investments	-	(861,920)	-	(1,289,920)

Total net change in unrealized appreciation (depreciation) on investments	2,324,516	(3,065,557)	(427,922)	(1,808,480)

Net increase (decrease) in net assets resulting from operations	$1,120,628	$9,155	$(912,639)	$(34,432)

Net investment loss per common share outstanding (basic and diluted)	$(0.12)	$(0.15)	$(0.18)	$(0.29)

Net increase (decrease) in net assets resulting from operations per
common share outstanding (basic and diluted)	$0.12	*	$(0.09)	*

Weighted average common shares outstanding (basic and diluted)	9,669,274	9,086,011	9,609,420	9,125,987
*	Per share amounts less than $0.01.

CONTACT:
BDCA Venture, Inc.
Investor Relations Contact:
Margie L. Blackwell, 720-889-0133
Investor Relations Director
mblackwell@bdcv.com